CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated August 31, 2000, relating to the financial statements and per-share data and ratios of American High-Income Municipal Bond Fund, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Prospectuses and Reports to Shareholders" in such Registration Statement.

PricewaterhouseCoopers LLP
Los Angeles, California
March 9, 2001